                                                                   EXHIBIT 10.12
                        PACIFIC PAY VIDEO (HK) LIMITED
                            INSTALLATION AGREEMENT

          This Agreement, between Pacific Pay Video (HK) Limited, a Company duly incorporated in Hong Kong and having its principal place of business at 1428 Prince's Building, Central, Hong Kong ("PPV") and Shangri-La Hotel & Resorts, 15/F Nat West Tower Times Square, I Matheson Street, Causeway Bay, Hong Kong ("Hotel Group") sets forth the terms for installation and operation by PPV of on-demand video systems and related services in the Hotel Group's individual Hotel Properties ("Hotel").

          WHEREAS:

          (A) The Hotel operates a Hotel for the lodging of guests in separate, private rooms and suites which are customarily available for overnight sleeping accommodations ("Rooms").

          (B) The Hotel wish to enhance the guest's stay by giving them the opportunity to view prerecorded entertainment programs and movies ("Programs") and standard off-air broadcast or cable television channels available to the Hotel without special equipment ("Channels"), conveniently in the privacy of their own Rooms using a system provided by PPV.

          Now, therefore, the parties do hereby agree as follows:

          1.   ON COMMAND VIDEO SYSTEM

          (a)  System. PPV will design, construct and provide to the Hotel a
               ------
System for operation in all Rooms of the Hotel. "System" will mean PPV's video entertainment and interactive services system which allows guests at the Hotel to access, at will from their individual Rooms, Programs and Channels for display on television receiving sets ("TVs") in the Rooms. The System includes
(i) Programs, (ii) a remote control unit for each television set linked to the System plus ten (10) spare units, (iii) an adequate number of video playback devices, (iv) a front-desk personal computer and printer, and (v) all necessary electronic, computer and switching equipment. The System does not include necessary power, wiring, connections, or cooling facilities, which are to be provided by the Hotel.

          (b)  Television Sets.  At the Hotel's option, PPV will provide the
               ---------------
Hotel with 21" TV's, fully installed. Those TV's will remain the property of PPV and will be included within the definition of "System." Should the hotel require, PPV will take possession of the Hotel's existing TVs. and dispose of them. Should PPV be responsible for disposing of existing TVs, any salvage value will belong to PPV. PPV will be responsible for maintaining the new television sets. Such an option will require a change to the term of Agreement and changes in other terms and conditions, to be attached to this agreement.


          2.   TERM OF THE AGREEMENT

          The term of this Agreement will begin on the Term Commencement Date as defined in Section 3(b) below and will continue for a period of five (5) years (the "Term"). Thereafter the Term automatically will be renewed annually, subject to the right of either party to terminate this agreement upon written notice to the other given not less than one hundred eighty (180) days prior to the date of such annual renewal. If Tvs are provided to the hotel, then the Term will be extended to a period of seven (7) years.

          3.   INSTALLATION

          (a)  System Computer.  At the Hotel's request and in lieu of the
               ---------------
front-desk personal computer and printer included in the System for printing vouchers for each rental of a movie by a guest, PPV will interface the System computer to the Hotel' property management system ("PMS"). The interface will permit the System to

[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

automatically post Rental Fees (as defined in Section 5) to each individual guest's bill or Room account and will permit the addition of any optional services specified in Section 8. Hotel will supply PPV with necessary interface information and/or ask its PMS vendor to cooperate with PPV. Any interface protocol installation or maintenance charges imposed by the PMS software vendor will be paid for by the Hotel.

          (b)  Access.  The Hotel will provide such access as PPV may reasonably
               ------
request to enable PPV to complete installation of the System, including without limitation providing all the Hotel Facilities set forth in Attachment A and in
                                                           ------------
reasonable time to allow PPV to complete installation. The Hotel will allow PPV to have access (escorted or unescorted) to guest rooms for the purpose of equipment installation at a rate of at least one hundred (100) rooms per day. Failure to permit access at such rate will result in Hotel forfeiting to PPV the first month's total commission as calculated pursuant to Section 5(d).

          (c)  Term Commencement Date.  PPV will test the System to ensure
               ----------------------
functionality and upon the successful conclusion of such test PPV will deliver to the Hotel a written statement acknowledging that the installation is complete and the System is functional. Such statement will be attached hereto when completed, and the "Term Commencement Date" will be the date of such statement.

          (d)  Revenue Date.  The Hotel will begin the process of billing guests
               ------------
and generating revenue upon the installation of at least ten (10) guest rooms.

          (e)  Hotel's MATV System.  PPV will pay up to US [***] for any
               -------------------
necessary upgrades to the Hotel's Master Antenna TV("MATV") system which PPV specifies as required for proper operation of the System. The Hotel will pay for any additional cost above US[***]. wazzu PPV agrees that at Hotel's request
PPV will finance any such upgrades in excess of US[***] for Hotel by paying for the upgrade and receiving Hotel's share of System Revenue until the full cost is recovered. PPV will arrange for its installation contractor to deliver a quotation to the Hotel for such upgrade work. Should the upgrade cost exceed US[***] the Hotel may cancel choose to be excluded from Installation. PPV guarantees that the installation of the System will not degrade the Hotel' MATV system or impair the ordinary reception of broadcast programs or other services on the MATV system. PPV will not remove from the installation site any MATV hardware and equipment owned by Hotel which has been disconnected as a result of the installation. Hotel will be responsible for storing or retaining such hardware or equipment for future reinstatement of the original MATV system if required.

          4.   MAINTENANCE

          (a)  PPV Maintenance. PPV will promptly provide all maintenance,
               ---------------
repairs and replacement of materials and equipment necessary to ensure satisfactory operation of the System, including satisfactory signal quality. Such maintenance and technical assistance will be provided free of charge except as provided in Section 4(e) or if occasioned by a breach by the Hotel of any of its obligations as set out in this Agreement.

          (b)  Notification by Hotel.  The Hotel will, at the Hotel's expense,
               ---------------------
use reasonable efforts to notify PPV by telephone of any failure of the System or the System's functions in any given Room or as to any given Program. The Hotel will notify PPV as soon as is reasonably possible and upon the Hotel' actual notice of any unauthorized use, access, theft, damage or malfunction of or to the System or any other equipment of PPV.

          (c)  Access for Maintenance.  The Hotel will allow authorized
               ----------------------
personnel of PPV or its independent contractor(s) to have access to the System at all times in order to conduct routine maintenance, to observe and monitor the System, to ensure suitable operating conditions, to implement improvements in the System, to conduct repairs, and to otherwise carry out PPV's obligations set out in this Agreement.

          (d)  Response Time.  PPV or its independent contractor(s) will respond
               -------------
as follows after being notified of a System failure: within four(4) hours during normal working hours on weekdays, within eight (8) hours at other times. If the Hotel does not provide PPV or its independent contractor(s) prompt access to the System to correct System failures once PPV or its independent contractor(s) have been notified by the Hotel of such System failures, PPV will not be liable for any delays so incurred and the Hotel will be liable for all charges related to such service requests.

          (e)  Negligent or Willful Damage.  Any repairs or replacements to any
               ---------------------------
equipment supplied by PPV made necessary by any negligent or willful act by the Hotel or any of its employees, contractors, servants, agents or others authorized by the Hotel, will be undertaken by PPV at the Hotel's expense.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          (f)  Repair by Hotel.  The Hotel will not permit any person to tamper
               ---------------
with or attempt to make repairs to any equipment supplied by PPV. In emergencies, the Hotel may carry out repairs in accordance with instructions given by PPV by telephone.

          (g)  Remote Control Units.  Hotel will be responsible for paying for
               --------------------
replacement infrared remote control units in the event of theft, loss or damage. Initial replacement cost is as set forth on Attachment B plus shipping, duties
                                            ------------
and taxes and is subject to change upon written notice from PPV to Hotel, with an effective date at least thirty (30) days in advance of a change.

          5.   FEE AND PAYMENT TERMS

          (a)  Rental Fee.  The Hotel will charge Hotel guests for access to
               ----------
Programs an amount set by PPV in consultation with the Hotel (the "Rental Fee"). The initial Rental Fee will be as set forth on Attachment B for each occasion a
                                               ------------
guest accesses a Program. From time to time, PPV may revise the Rental Fee after consultation with the Hotel. PPV will notify Hotel in writing of the new Rental Fee and the effective date at least thirty (30) days in advance of a revision.

          (b)  Denials.  In the event any Hotel guest disputes the amount of
               -------
rental Fees in a situation in which Hotel personnel are otherwise unaware of any System malfunction (herein referred to as a "Denial"), the Hotel may in its sole discretion credit the disputed amount to the guest's account provided it provides PPV with a copy of the credit voucher showing room number, date, time of day, and reason for the disputed charge. For denials that amount to 5% or less of total purchases, there will be no charge to Hotel. For denials in excess of 5 % of total purchases, 50% of the denial amount will be deducted from the Hotel's commission described in Section 5(d) hereof. This formula will be applied on a monthly basis.

          (c)  Taxes or other Charges.  In addition to the Rental Fee, the Hotel
               ----------------------
will collect from guests any applicable taxes or applicable charges levied thereon and will pay those taxes or charges to the appropriate government agencies or other authorities.

          (d)  Hotel Commission.  The Hotel will retain for the Hotel's services
               ----------------
a commission in an amount calculated as set forth in Attachment B. The remaining
                                                     ------------
amount of Rental Fees ("Net Rental Fees") will be paid to PPV within fourteen
(14) days following the end of the month in which the fees were charged, subject to exchange control restrictions. The payment will specify the occupancy rate for the month and the corresponding commission rate. Net Rental Fees due to PPV will be subject to the appropriate witholding tax or other taxes imposed by the government of the country or any local authority.

          (e)  Late Charges.  Net Rental Fees due but not remitted to PPV by the
               -----------
due date will bear a penalty charge at the rate of 1 1/2% per month (or the maximum amount allowed by law, whichever is lower) until paid.

          (f)  Inspection-Right.  The Hotel will keep current, complete and
               ----------------
records of occupancy rates and all Rental Fees and other amounts due to PPV pursuant to this Agreement, in accordance with generally accepted accounting principles applied on a consistent basis. Throughout the duration of this Agreement, the books and records of the Hotel pertinent to the Rental Fee for any month will be open to inspection and reproduction by PPV and, if necessary, to an audit by a certified public accountant as an authorized representative of PPV upon reasonable advance written notice to the Hotel. PPV's right to inspect and audit the books and records of Hotel will not extend beyond one year from the expiry of each calendar year for the duration of this agreement. If any audit by PPV discloses any non-payment or underpayment of any amount payable to PPV pursuant to this Agreement, the Hotel will immediately pay to PPV any deficiency, plus the interest charges as provided in Section 5(e) above. If the deficiency is in excess of 10% of the actual amount payable to PPV for the period for which the deficiency occurred, the Hotel will reimburse PPV for all costs incurred by PPV in conducting the audit.

          (g)  Access Record.  The System will generate an accurate record (the
               -------------
"Access Record") of the access to the System by any guests, including a record of the access charges for each individual guest's bill or Room account. PPV will be responsible for all costs associated with programming the System to enable it to provide the aforesaid data. The Hotel and PPV agree that the Access Record will be the sole property of PPV and will be held in strictest confidence by the personnel of the Hotel; and that such personnel will be entitled to review the information only to the extent necessary to ensure proper billing of guests. PPV may review and use the Access Record for such purposes as PPV may reasonably deem appropriate.

          6.   PROGRAM TITLES

          (a)  Program Selection. Program titles to be made available on the
               -----------------
System will be selected by PPV in consultation with the Hotel.

          (b)  Royalty to Program Suppliers.  PPV will be responsible for any
               ------------------
royalty payable to Program suppliers for Program titles made available on the System.

          (c)  Proper Use of Programs.  The Hotel will be responsible for
               ----------------------
ensuring that access to the System "head-end" is restricted to persons authorized by PPV. The Hotel will not permit copying of any Programs. The Hotel warrants that Programs will be exhibited in the Rooms only, and not in the public rooms and public areas (including lobbies, hallways, restaurants, bars, meeting rooms, etc.) of Hotel; and that Programs will not be exhibited other than in accordance with this Agreement or by any other means of transmission of any kind whatsoever. The Hotel will use reasonable efforts to insure that only registered guests of the Hotel and their invitees may view the Programs.

          (d)  Cassettes and Proper Use.  The Hotel warrants that any media such
               ------------------------
as cassettes that contain the Programs ("Cassettes") will be kept in a secure and locked area and will not be accessible to Hotel staff without PPV's prior written consent. The Hotel will prevent unauthorized use, exhibition or viewing of any Cassette by any person other than on the System on the terms set forth herein. The Hotel will not permit any person to duplicate or make alterations of any kind to Cassettes. The Hotel will promptly report to PPV any unauthorized use of the Cassettes as soon as the Hotel becomes aware of any such use. If the Hotel makes videocassette recorders available to its guests, the Hotel agrees that PPV may disable the "record" function during installation of the System.

          7.   OPTIONAL SERVICES

          At the Hotel's option during the term of the Agreement, additional guest programming services will be provided by PPV ("Optional Services"). Such programming and services, costs or commissions are described in Attachment C.
                                                                ------------

          8.   OWNERSHIP OF THE SYSTEM

          (a)  Property of PPV.  The parties agree that the System and all
               ---------------
equipment, materials and engineering related thereto provided by PPV are the sole and exclusive property of PPV. The Hotel will ensure the safety and security of the System and all related property of PPV at all times while the System is installed in the Hotel, and will be liable for any damage to the System resulting from negligence on the part of the Hotel's employees or third parties to which the Hotel permits access to the System. The Hotel will use reasonable efforts to prevent any theft of, or damage or vandalism to any of the equipment supplied by PPV.

          (b)  Liens or Other Claims.  The Hotel will not allow any lien,
               ---------------------
encumbrance, mortgage, claim or security interest to be attached to or be made against the System.

          (c)  Placards.  The Hotel will maintain all PPV notices or plaques,
               --------
affixed to the System or related equipment, stating that the System and all equipment, materials and engineering related thereto are the sole and exclusive property of PPV.

          (d)  Filings.  If PPV elects to file documents with governmental
               -------
agencies for the purpose of notifying potential creditors of Hotel that the System is the property of PPV, Hotel will assist with such filing, if requested to do so by PPV.

          (e)  Removal of Equipment.  Equipment comprising part of the System
               --------------------
will not be removed from the Hotel for any purpose whatsoever other than by PPV, except in the case of an emergency where such removal is necessary to ensure safety of such equipment and the Hotel uses reasonable efforts to notify PPV of such removal by telephone.

          (f)  Removal by PPV.  In the event the safety of the System is
               ---------------
threatened due to earthquake, flood, fire, strike, civil disruption or similar causes, PPV will be entitled to enter upon the Hotel premises and to remove the System from danger upon reasonable notice to the Hotel.

          (g)  Removal upon Termination.  Upon termination of this Agreement,
               ------------------------
the Hotel the will allow PPV to remove the System. PPV will undertake to remove the System within thirty (30) days after such termination and will return the premises where the System was installed to their original condition, normal wear and tear excepted, at no cost to the Hotel, and will do so with minimal disruption to MATV services.

          9.   INSURANCE

          PPV will provide general business risk insurance coverage on the System during the term of this Agreement.

          10.  REPRESENTATIONS AND COVENANTS OF HOTEL

          The Hotel represents, undertakes and covenants with PPV that throughout the duration of this Agreement:

          (a)  Authority.  The Hotel warrants and represents that it is the sole
               ---------
operator of the Hotel, that it has full legal power and authority to enter into this Agreement and to perform all of its obligations hereunder and that this Agreement is within the Hotel's authority as operator of the Hotel. If the Hotel is a corporation, the Hotel further warrants and represents that all necessary corporate action has been taken to authorize the Hotel to enter into this Agreement and perform its obligations hereunder.

          (b)  Compliance.  The Hotel will comply, and will ensure that
               ----------
performance of its obligations hereunder complies, with all Applicable laws, ordinances, rules, regulations, orders, licenses, permits or other requirements now or hereafter in effect, of any governmental authority. Without limiting the generality of the foregoing, to the extent any filing with, or any license, approval or other agreement of, any applicable authority is required for performance of any of the Hotel's obligations, the Hotel will file the appropriate documents and will maintain such documents on file, which PPV may inspect upon demand.

          11.  REPRESENTATIONS AND COVENANTS OF PPV

          PPV represents, undertakes and covenants with Hotel that throughout the duration of this Agreement:

          (a)  Authority. PPV warrants and represents that it has full legal
               ---------
power and authority to enter into this Agreement and to perform all of its obligations hereunder. PPV further warrants and represents that all necessary corporate action has been taken to authorize it to enter into this Agreement and perform its obligations hereunder.

          (b)  Compliance.  PPV has all necessary licenses, permits, approval or
               ----------
agreements to enable it to provide the Programs and access to the Channels in accordance with this Agreement.

          (c)  No Infringement.  PPV warrants that the publication or
               ---------------
dissemination by the System of the Programs and Channels will not infringe any copyright or other intellectual property rights of any person and that Hotel will not be obliged to pay as a result of the operation of the System any license fees, royalties or other payments over and above the Rental Fees payable to PPV. PPV will hold the Hotel harmless against any claims for infringement.


          (d)  Hotel Satisfaction.  That the System will operate to Hotel's
               ------------------
reasonable satisfaction throughout the Term and that signal quality will be to a reasonable commercial standard.

          12.  PUBLICITY REGARDING THE SYSTEM

          The Hotel will adequately publicize the existence of the System and access to the Programs for use by guests. The Hotel and its employees will use best efforts to encourage guests' use and enjoyment of the System.

If the Hotel prepares any publicity or other materials relating to the System, the Hotel will forward such materials to PPV for approval prior to publication and dissemination of the same. The Hotel will ensure that its employees will not make any representations with regard to the System other than as set out in the materials which PPV has approved.

          13.  TRAINING AND CONSULTATION

          To enable the Hotel to generate suitable promotional material related to the use of the System by the Hotel and to enable personnel of the Hotel to advise and encourage guests regarding their use of the System, PPV will provide a training course on the use and operation of the System for as many employees of the Hotel as it deems desirable. Personnel of PPV or its independent contractor(s) will be reasonably available for telephone consultation to provide further assistance to Hotel personnel regarding use and operation of the System at no charge.

          14.  ACCOMMODATIONS

          During the installation process, the Hotel will provide PPV with two complementary double rooms for the accommodation of the PPV installation team. In addition the Hotel agrees to provide to PPV ten (10) complimentary room nights per year on a space available basis for the accommodation of visiting staff during the term of the Agreement. Any additional room nights will be provided at the Hotel's lowest rate offered to its most favored customers.

          15.  CONFIDENTIALITY

          The parties agree that the functions and components of the System, facts regarding the equipment and materials related thereto, the manner of operation thereof and the terms of this Agreement, including without limitation Rental Fees and Hotel Commission schedule, all constitute proprietary information of PPV ("confidential information"). The Hotel will not use or disclose the Confidential Information to any third party or permit any third party to have access to the System and the Confidential Information, other than the Hotel's personnel as may be reasonably necessary for performance of its obligations under this Agreement.

          16.  EXCLUSIVE VIDEO ENTERTAINMENT SYSTEM

          As part of the consideration to PPV for installation of the System, the Hotel agrees that the System will be the sole and exclusive video entertainment and information services system provided or permitted to be provided by the Hotel to its guests during the Term. In addition, notwithstanding any other provision contained herein no pay-per-view entertainment will be provided by Hotel other than such as is delivered by way of the System, but PPV will not unreasonably deny access through the System by outside video services not competitive with PPV, provided such service providers agree to pay a reasonable access fee. Hotel will not either directly or indirectly solicit or permit the installation of any video system which might in any way directly or indirectly compete with the System or, so far as Hotel is able to do so, permit any guest or other person using Hotel or its facilities for any purpose to bring upon or use any such competing system on the premise of Hotel.

          17.  DEFAULT

          (a) The remedies set out in Section 17(b) below will apply if either the Hotel or PPV should: (i) breach or become in default of performance of any material term or condition contained in this Agreement, and should fail to cure, correct or remedy such breach or default within sixty (60) days after receipt of a written notice thereof from the other party, (ii) be adjudicated bankrupt or petition for relief under any bankruptcy, reorganization receivership, liquidation, compromise arrangement or moratorium statute, (iii) make an assignment for the benefit of its creditors, or (iv) petition for the appointment of a receiver, liquidator, trustee or custodian for all or part of its asset.

          (b) If any of the events set out in Section 17(a) above will occur, the party not in default may exercise any or all of the following remedies: (i) cancel and terminate this Agreement and require removal or repossession of the System and all components thereof, (ii) obtain injunctive and other equitable relief, and (iii) obtain such damages and other rights and remedies as the party not in default may have at law.

          (c) Should Hotel inform PPV in writing of a new feature offered by a competitor in an installed system in the Hotel's local market which if incorporated in the System would be reasonably expected to materially enhance Hotel revenue, PPV will install a similar or better feature within 180 days of written notice by Hotel to PPV, or Hotel will have the right to terminate this Agreement.

          18.  FORCE MAJEURE

          (a) Where a party is unable, wholly or in part, by reason of Force Majeure, to carry out any obligations under this Agreement and that party: (i) gives the other party prompt notice of that Force Majeure with reasonably full particulars and, insofar as known, the probable extent to which it will be unable to perform or be delayed in performing that obligation; and (ii) uses all reasonable efforts to remove that Force Majeure as quickly as possible; then that obligation is suspended insofar as it is affected by the continuance of that Force Majeure provided that this Section 18(a) will not operate to relieve any party of an obligation to pay money.

          (b) For the purposes of this Agreement, "Force Majeure" means: (i) an act of God, strike, lockout or other interference, (ii) war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, or explosion, (iii) governmental or quasi-governmental restraint, expropriation, prohibition, intervention, direction or embargo (iv) unavailability or delay in availability of equipment or transport not due to any action or inaction on behalf of either party, (v) unavailability or delay in obtaining governmental or quasi-governmental approvals, consents, permits, licenses, authorities or allocations and (vi) any other cause whether of the kind specifically enumerated in this Section 18(b) or otherwise which is not reasonably within the control of the party affected; and "all reasonable efforts" does not require the settlement of strikes, lockouts or other labor disputes, or claims or demands by any government or quasi-government authority on terms contrary to the reasonable business judgment of the party affected.

          (c) In the event any Force Majeure prevents performance under this Agreement by either party which continues in existence for more than thirty (30) days, the parties will meet in good faith to discuss the situation and to make all reasonable efforts to achieve a mutually satisfactory resolution of the problem.

          (d)  In the event performance by either party is prevented due to
Force Majeure for a period not to exceed one hundred   and twenty (120) days
during any twelve (12) month period, such failure of performance will not be
deemed default   hereunder; provided, however, that in the event of such failure of performance by Hotel, PPV will be entitled to remove the System until performance is no longer prevented by Force Majeure.

          19.  WARRANTIES; REMEDIES

          PPV makes no representation or warranty, either express or implied, with regard to the System, including implied warranties of merchantibility or fitness for a particular purpose. The obligations of PPV under Section 4 constitutes Hotel's sole and exclusive remedies for any claim which Hotel may have arising out of or in connection with the System.

          20.  LIMITATION OF LIABILITY

          In no event will PPV be liable for costs of procurement of substitute goods by Hotel. In no event will PPV be liable for any special, consequential, incidental or indirect damages (including without limitation loss of profit) whether or not PPV has been advised of the possibility of such loss, however caused and on any theory of liability (including but not limited to negligence or strict liability) arising out of the Agreement. This exclusion includes any liability that may arise out of third-party claims against Hotel. These limitations will apply notwithstanding any failure of essential purpose of any limited remedy.

          21.  GENERAL TERMS

          (a)  This Agreement will be governed by the laws of Hong Kong.

          (b) Except as otherwise set forth herein, the provisions hereof will be binding upon, and will inure to the benefit of, the respective successors and assigns of the parties hereto; provided that no assignment of this Agreement will be made by Hotel without the express prior written consent of PPV, such consent not to be unreasonably withheld.

          (c) This Agreement may be modified or amended only by a written agreement signed by both parties. No waiver by either party of any breach or default hereunder will be construed as a waiver of any precedent or subsequent breach or default.

          (d) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and merges and supersedes all prior discussions and understanding between the parties related thereto, whether written or oral.

          (e) Any dispute, controversy or claim arising out of or in relation to this Agreement, or the breach, termination or invalidity thereof which the parties are unable to mutually resolve within ninety (90) days, will be settled by arbitration in Hong Kong in accordance with the then-current rules of the International Chamber of Commerce. The appointing authority will be the President of the Law Society of Hong Kong.

          22.  CHANGED CIRCUMSTANCES

          Hotel covenants with PPV that in the event Hotel sells or assigns the assets or the leasehold of the land upon which the Hotel is erected to a third party, it will use its best efforts to induce the incoming owner and/or operator to accept assignment of this agreement or enter into an agreement with PPV on the same terms as this Agreement for the balance of the unexpired portion of the Term.

          IN WITNESS WHEREOF, this Agreement is entered into by the parties hereto this ________ day of ______, 19___.


PACIFIC PAY VIDEO(HK) LIMITED           HOTEL SHANGRI-LA INTERNATIONAL
                                        HOTEL MANAGEMENT LIMITED

By: /s/ Alison J. Thorpe                By: /s/ J. David Hayden

        Alison J. Thorpe                J. David Hayden

Title: Regional Manager                 Title: Managing Director

          ATTACHMENT A
          ------------

          FACILITIES TO BE PROVIDED BY THE HOTEL FOR INSTALLATION

          1. The Hotel MATV system must be able to handle the bandwidth 7 MHz to 456 MHz, including bi-directional communications at 7 MHz. For countries adhering to the PAL standard, all channels between 279 MHz and 478 MHz must be reserved for the System. For countries adhering to the NTSC standard, all channels between 330 MHz and 456 MHz must be reserved for the System.

          2. An as-built drawing of the hotels MATV design must be provided to PPV as soon as possible after signature of Agreement.

          3. The room in which the System is to be located must be secure from unauthorized access and the location intended for the system must measure at least 2.5 meters by 2.5 meters. Adequate access must be available for rolling the System from the delivery truck to the installation room. A table or desk will be provided of at least 0.6 meter by 0.8 meter for use by staff during the installation process.

          4. Electrical service of at least 10 amps (220-240 VAC) must be provided; unless only 100-200 VAC is available in which event 20 amp electrical service is required.

          5. The Hotel must provide cooling capability of at least 6800 BTUs in the System room. The required ambient temperature range is 22 degrees C, +/- 1 degree (72 degrees F, +/-2 degrees).

          6. The Hotel must provide two dedicated telephone lines for connection to the System, equipped with RJ-11 jacks, One is for modem use and the other is for voice use. The Hotel will be obligated to pay for line installation and rental but not for usage charges.

          7. For the purpose of staging and configuring room interface units, the Hotel must provide the installation team with use of a secure space for five days. The space must be at least three meters on a side, and be equipped with electrical service. A guest room is preferable, near the service lifts.

          8. The Hotel must coordinate access by the installation team to blocks of rooms for equipment installation, which will proceed at approximately 100 rooms per day. If the Hotel wishes the installation team to be escorted while in rooms it must provide Hotel personnel for that purpose.

          ATTACHMENT B
          ------------

Initial Rental Fee:   [***] for each access of a Program [***]
- ------------------

Hotel Commission & Bonus:
- ------------------------

FLOOR COMMISSION                        [***] available room/month
(Guaranteed to each Hotel)

COMMISSION %                            [***]
(Based on Revenue less denial)

INITIAL BONUS THRESHOLD                 [***]
(Net Revenue after denials/available room/day)

This would be computed on an annual basis. For all incremental movie sales above the [***] threshold, the Commission Rate above Threshold would apply. This threshold will automatically increase by [***].

COMMISSION RATE ABOVE THRESHOLD         [***]


Remote Control
Replacement Cost:                       [***] for each replacement unit
- ----------------

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

          ATTACHMENT C

               OPTIONAL SERVICES


          Guest services include guest messaging, folio review, remote check
          --------------
out, breakfast ordering, video survey, housekeeping status and minibar posting at no charge to the Hotel.

          Free to Guest Scheduled Movie Programming includes one channel with
          -----------------------------------------
four rotating movies, at a cost of-,
          [***] per available room per day
          or
          [***] per occupied room per day.
          Whichever is the lower per month.
          The Hotel agrees to continue to include Free to Guest programming for the entire term of the contract.

          Retail Shopping Services include product advertisement and delivery
          ------------------------
services for guest selected shopping, with a commission equal to the movie commission on PPV operating income generated from shopping purchases. Payable to the Hotel monthly.

          Video Games available for guests in the room, with a commission equal
          -----------
to the Movie commission. Payable to the Hotel monthly.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                      ADDENDUM TO INSTALLATION AGREEMENT
            BETWEEN PACIFIC PAY VIDEO & SHANGRI-LA HOTELS & RESORTS

     Both parties do hereby agree on the following additional terms and conditions:

* After consultation, either party may determine whether an individual hotel property (listed in Attachment A) may be excluded from installation.


* Should more than 20% of the hotel properties, (as listed in Attachment A) choose to be excluded from the Installment Agreement, as of December 31, 1996, the group terms & conditions will be re-evaluated fro the remaining contract period.

* Should an individual hotel property choose not to include Free to guest programming, the terms & conditions of the individual hotel property will change as follows:

                       HOTEL IN UNCENSORED MARKET    HOTEL IN CENSORED MARKET
                       --------------------------    ------------------------

COMMISSION %(BASED ON             [***]               [***]
REVENUE LESS DENIALS)

COMMISSION RATE ABOVE             [***]               [***]
THRESHOLD


APPROVED AND AGREED BY:

SHANGRI-LA HOTELS & RESORTS             Pacific Pay Video

By /s/ authorized signature             By /s/ authorized signature

Title                                   Title President

Date 20 January 95                      Date 20 January 95

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.